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ERNST & YOUNG LLP                Suite 600
                                 3750 University Avenue
                                 P.O. Box 1270
                                 Riverside, CA 92502

                                        Exhibit 16.1 to FORM 8-K







November 14, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentleman:

We have read Item 4 of Form 8-K dated November 13, 1997 of Cardiac Science, Inc. and are in agreement with the statements contained in paragraph 4 (i),
(ii) and iv) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Ernst & Young LLP